SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference the 30th day of June, 1999,

BETWEEN:

      STEPHEN S.W. CHOI, Businessperson, with an address at 7520 First Street, Burnaby, British Columbia V3N 3T2

      ("Choi")
                                                               OF THE FIRST PART

AND:

      EVE LONG, Businessperson, with an address at 209 - 1450 Pennyfarthing Drive, Vancouver, British Columbia V6J 4X8

      ("Long")

                                                              OF THE SECOND PART

AND:

      JASON XU (also known as JIE XU), Businessperson, with an address at 209 - 1450 Pennyfarthing Drive, Vancouver, British Columbia V6J 4X8

      ("Xu")

                                                               OF THE THIRD PART

      (Choi, Long and Xu are herein collectively called the "Vendors")

AND:

      CyPOST CORPORATION, a company incorporated under the laws of British Columbia and having an office at Suite 101-260 West Esplanade, North Vancouver, British Columbia V7M 3G7

      (the "Purchaser")

                                                              OF THE FOURTH PART

WITNESSES THAT WHEREAS:

A. The Vendors are the legal and beneficial owners of the Vendors' Shares;

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                                      -2-


B. The Vendors have agreed to sell and assign to the Purchaser, and the Purchaser has agreed to purchase from the Vendors, the Vendors' Shares.

THEREFORE in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto covenant and agree each with the other as follows:

1.0 DEFINITIONS AND INTERPRETATION

1.1 In this Agreement:

      (a) "Assets" means the assets described in the balance sheet set forth in the Financial Statements (except those disposed of since the date of the Financial Statements in the ordinary course of business) and the assets described in the June 30 Statements, including the personal property, choses in action, intangible or intellectual property listed in Schedule "A";

      (b) "Business" means the internet service provider business carried on by the Company;

      (c) "Closing" means the completion of the purchase and sale of the Vendors' Shares on the Closing Date;

      (d) "Closing Date" means the 30th day of June, 1999 or such other date as the parties may agree to in writing;

      (e)   "Closing Receivables" has the meaning given to in Section 2.4;

      (f) "Company" means Hermes Net Solutions Inc., a British Columbia company (incorporation no. 0534672) having its registered office at 209 - 1450 Pennyfarthing Drive, Vancouver, B.C. V6J 4X8;

      (g) "Computer Hardware" means the computer hardware equipment listed in Schedule "B";

      (h) "Consents" means the consents, waivers and approvals set forth in Schedule "C";

      (i) "Employment Agreements" means the employment agreements for each of the Vendors in the form of the agreement attached hereto as Schedule "D";

      (j) "Financial Statements" means the unaudited financial statements for the Company for the year ended February 28, 1999 prepared by Michael Ly, Chartered Accountant, and the unaudited balance sheet for the Company as at May 31, 1999, which were prepared by the Company internally, all of which are attached hereto as Schedule "E";

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                                      -3-


      (k) "Indebtedness" means any and all advances, debts, duties, endorsements, guarantees, liabilities, obligations, responsibilities and undertakings of a Party assumed, created, incurred or made whether voluntary or involuntary, however arising, whether due or not due, absolute, inchoate or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied, and whether such Party may be liable individually or jointly with others;

      (l) "Intellectual Property" means all of the intellectual property (including computer software), proprietary computer hardware and firmware, patents, trade marks, trade secrets, inventions, designs, customer lists, trade names, copyrights and other intellectual property rights whether registered or not, both domestic and foreign owned by the Company or in which the Company has an interest including the items described in Schedule "F";

      (m) "Interim Period" means the period from and including the date of this Agreement to and including the Closing Date;

      (n) "June 30 Statements" means the financial statements of the Company as at June 30, 1999 to be prepared by the Vendors as agreed to by the Purchaser as provided in Section 2.4;

      (o) "Licensed Technology" has the meaning given to it in Subsection 4.1(ccc);

      (p) "Licences" means the licences and permits required for the operation of the Business by the Company all of which are described in Schedule "G";

      (q) "Lien" means any mortgage, debenture, charge, hypothecation, pledge, lien, leasehold interest or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by laws, statutory or otherwise that secures the payment of any Indebtedness or the performance of any obligation or creates in favour of or grants to any Party a proprietary right;

      (r) "Material Adverse Effect" means a materially adverse effect on the financial condition, results of operations, business or prospects of the Company or on the rights and interest of the Purchaser under this Agreement;

      (s) "Material Contracts" means all contracts to which the Company is a party which are material to the business and operations of the Company, including all contracts which:

            (i)   are out of the ordinary course of business of the Company;

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                                      -4-


            (ii) involve expenditures by the Company in excess of $5,000 in total;

            (iii) are longer than one year in duration;

            (iv) are concerned in any way with real property or with Intellectual Property;

            (v) are concerned with employment, profit-sharing, pensions and like matters; or

            (vi)  cannot be terminated on less than one month's notice,

            including the contracts described in Schedule "H".

      (t) "Non-Competition Agreement" means an agreement in the form of the agreement attached hereto as Schedule "I";

      (u)   "Owned Technology" has the meaning given to it in Subsection
            4.1(vv);

      (v) "Party" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust or unincorporated organization or any trustee, executor, administrator, or other legal representative;

      (w)   "Premises" has the meaning given to it in Subsection 4.1(ggg)

      (x)   "Purchase Price" means the sum of $750,000.00;

      (y) "Purchaser's Solicitors" means Alexander, Holburn, Beaudin & Lang, Barristers & Solicitors, 2700-700 West Georgia Street, Vancouver, B.C. V7Y 1B8;

      (z)   "Statement Date" means May 31, 1999;

      (aa) "Vendors' Shares" means the issued and outstanding shares in the capital of the Company owned by the Vendors described in Schedule "J";

      (bb) "Vendors' Solicitors" means Gowling, Strathy & Henderson, 2300-1055 Dunsmuir Street, Box 49122, Vancouver, B.C., V7X 1J1;

1.2 In this Agreement, except as otherwise expressly provided:

      (a) "Agreement" means this agreement, including the preamble and the Schedules hereto, as it may from time to time be supplemented or amended and in effect;

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                                      -5-


      (b) all references in this Agreement to a designated "Article", "Section", "subsection" or other subdivision or to a Schedule is to the designated Article, Section, subsection or other subdivision of, or Schedule to, this Agreement;

      (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision or Schedule;

      (d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

      (e) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited to" or words of similar import, is used with reference thereto);

      (f) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in Canada;

      (g) any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations;

      (h) except as otherwise provided, any dollar amount referred to in this Agreement is in Canadian Funds; and

      (i) any other term defined within the text of this Agreement has the meanings so ascribed.

1.3 The following are the Schedules to this Agreement:

            --------------------------------------------------------------
               SCHEDULE      DESCRIPTION
               --------      -----------
            --------------------------------------------------------------
                   A         Assets
            --------------------------------------------------------------
                   B         Computer Hardware
            --------------------------------------------------------------
                   C         Consents
            --------------------------------------------------------------
                   D         Employment Agreements
            --------------------------------------------------------------
                   E         Financial Statements
            --------------------------------------------------------------

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                                      -6-


            --------------------------------------------------------------
               SCHEDULE      DESCRIPTION
               --------      -----------
            --------------------------------------------------------------
                   F         Intellectual Property
            --------------------------------------------------------------
                   G         Licences
            --------------------------------------------------------------
                   H         Material Contracts
            --------------------------------------------------------------
                   I         Non-Competition Agreement
            --------------------------------------------------------------
                   J         Authorized and issued capital of the Company
            --------------------------------------------------------------
                   K         Directors and Officers of the Company
            --------------------------------------------------------------
                   L         Insurance
            --------------------------------------------------------------
                   M         Licensed Technology
            --------------------------------------------------------------

2.0 PURCHASE AND SALE

2.1 On the basis of the warranties, representations and covenants of the Vendors herein set forth and subject to the fulfilment of any condition herein provided that has not been waived by the party entitled to the benefit thereof the Purchaser will purchase and the Vendors will sell to the Purchaser the Vendors' Shares on the Closing Date on the terms and conditions herein set forth.

2.2 The Purchase Price less $110,000.00 (the "Holdback") shall be paid by the Purchaser by certified cheque, bank draft or solicitors trust cheque payable to the Vendors' Solicitors "in trust" upon Closing.

2.3 The Purchaser shall pay the Holdback in trust to the Purchaser's solicitors on the Closing Date.

2.4 The Vendors and the Purchasers shall jointly, within 60 days of the Closing, cause a mutually acceptable, Chartered Accountant, to prepare in accordance with generally accepted accounting principles consistent with prior years and at the expense of the Company, financial statements (the "June 30 Statements") for the Company for the period ending June 30, 1999, including a balance sheet as at June 30, 1999. The June 30 Statements shall include by way of separate note a statement of the trade accounts receivable (the "Closing Receivables") of the Company as at June 30, 1999. If the Vendors and the Purchaser cannot agree on the appointment of a Chartered Accountant and/or on the June 30 Statements, the Vendors and the Purchaser shall negotiate in good faith to settle the issue and failing resolution by such good faith efforts, it shall be settled by a single arbitrator, who shall be a Chartered Accountant, pursuant to the Commercial Arbitration Act of British Columbia.

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                                      -7-


2.5 The Closing Receivables of the Company not collected in full within sixty
(60) days of the Closing Date shall be purchased by the Vendors at their net book value as set forth in the June 30 Statements. The Purchaser shall use commercially reasonable efforts to collect the Closing Receivables.

2.6 The Purchaser shall direct the Purchaser's Solicitor to pay the Holdback to the Vendors on the 60th day next following Closing less:

      (a) if the retained earnings on the June 30 Statements are less than $110,000.00 (after all applicable tax provisions), an amount equal to the difference between the retained earnings set forth on the June 30 Statements and $110,000.00; and

      (b) an amount equal to the Closing Receivables not collected in full within sixty (60) days of the Closing Date; and

      (c) any amount payable by the Vendor to the Purchaser pursuant to the provisions of Section 11.1.

2.7 Any amounts payable by the Vendors to the Purchaser in respect of the Closing Receivables to be purchased by the Vendors pursuant to Section 2.5 or any amounts payable by the Vendors to the Purchaser pursuant to Section 11.1, if not deducted from the Holdback may be set off by the Purchaser against amounts payable by the Purchaser to the Vendors under their Employment Agreements.

3.0 CLOSING

3.1 The Closing shall take place at 4:00 p.m. local time, on the Closing Date at the offices of the Purchaser's Solicitors at 2700-700 W. Georgia Street, British Columbia, or at such other place, date and time as may be mutually agreed upon by the parties hereto.

4.0 VENDORS' WARRANTIES AND REPRESENTATIONS

4.1 The Vendors warrant and represent to, and covenant with, the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale contemplated herein, that:

      (a) the authorized and issued capital of the Company is as described in Schedule "J" and the Vendors' Shares are validly issued and outstanding as fully paid and non-assessable;

      (b) he/she is the registered holder and beneficial owner of that portion of the Vendors' Shares set opposite his/her name in Schedule "J", free and clear of all Liens and he/she has no interest, legal or beneficial, direct or indirect, in any shares of, or the assets or business of, the Company other than as set out in Schedule "J" or by virtue of the Vendors' Shares;

      (c) neither he/she nor any officer, director, employee or other shareholder of the Company is indebted to the Company;

      (d) no Party has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option;

            (i) to require the Company to issue any further or other shares in its capital or any other security convertible or exchangeable into shares in its capital or to convert or exchange any securities into or for shares in the capital of the Company;

            (ii) for the issue or allotment of any of the authorized but unissued shares in the capital of the Company;

            (iii) to require the Company to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of the Company; or

            (iv) to purchase or otherwise acquire any shares in the capital of the Company;

      (e) there are no shareholders' agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of the shares of the Company;

      (f) he/she has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of his/her portion of the Vendors' Shares, as described herein, to the Purchaser;

      (g) he/she is not a non-resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada);

      (h) the Company is duly incorporated, validly existing and in good standing under the laws of British Columbia and is and always has been since its date of incorporation a "private issuer" as that term is defined in the Securities Act (B.C.);

      (i) the directors and officers of the Company are as described in Schedule "K";

      (j) there have been no alterations to the Memorandum and Articles of the Company other than as are filed with the Registrar of Companies for British Columbia;

      (k) the Company is now and has been since its date of incorporation a "Canadian controlled private corporation" within the meaning of the Income Tax Act (Canada);

      (l) the Company had the power, authority and capacity to carry on the Business;

      (m) the Company has the power, authority and capacity to own and use all of the Assets;

      (n) on the Closing Date the Company will own and possesses and have good and marketable title to and possession of all the Assets free and clear of all Liens;

      (o) on the Closing Date the Company will not own or possess any asset other than the Assets and will not have any interest in the assets or business of any other Party;

      (p) the Licences described in Schedule "G" are held by the Company and are the only licences and permits required for the conduct in the ordinary course of the Business. The Company is in compliance with all laws, zoning and other bylaws, building and other restrictions, rules, regulations and ordinances applicable to the Company, the Business or the Assets;

      (q) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

            (i) conflict with or result in a breach of or violate any of the terms, conditions or provisions of the Memorandum or Articles of the Company;

            (ii) conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, resolution or ruling of any court of governmental authority, domestic or foreign, to which the Company or the Vendors or any of them are subject or constitute or result in a default under any agreement, contract or commitment to which the Company or the Vendors or any of them are a party;

            (iii) subject to obtaining the Consents, give to any Party any remedy, cause of action, right of termination, cancellation or acceleration in or with respect to any agreement, contract, or commitment to which the Company is party including the Material Contracts;

            (iv) give to any government or governmental authority of Canada or any Province of Canada or any regional district, district or municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administrative agency any right of termination, cancellation, or suspension of, or constitute a breach of or result in a default under any permit, license, control, or authority issued to the Company and which is necessary or desirable in connection with the ownership, or use of the Assets; or

            (v) subject to obtaining the Consents, constitute a default by the Company or an event which, with the given of notice or lapse of time or both, might constitute an event of default or non-observance under any agreement, contract, indenture or other instrument relating to any Indebtedness of the company which would give any Party the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture, or other instrument including the Material Contracts;

      (r) the Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years, and are true and correct in every material respect and present fairly the financial condition and position of the Company respectively as at the date thereof and the results of the Company's operations for the period then ended;

      (s) there is no Indebtedness of the Company of any kind whatsoever, and there is no basis for assertion against the Company of any Indebtedness of any kind, other than:

            (i) liabilities disclosed or reflected in or provided for in the Financial Statements;

            (ii) liabilities incurred by the Company since the Statement Date which were incurred in the ordinary course of the routine daily affairs of the Company; and

            (iii) other liabilities disclosed in this Agreement or in the
                  Schedules attached hereto,

            and all of such indebtedness shall be described in the June 30, 1999 Statements;

      (t) the Company has been assessed for federal and provincial income tax for all years to and including the fiscal year of the Company ended February 28, 1999 and the Company has withheld and remitted to Revenue Canada or other applicable tax collecting authority all amounts required to be remitted to Revenue Canada or other tax collecting authority respecting payments to employees or to non-residents, or otherwise and have or will have paid all corporate income or other taxes due and payable on or before the Closing Date;

      (u) all tax returns and reports of the Company required by law to be filed prior to the date hereof including all federal and provincial income tax returns, Workers'

            Compensation Board returns, GST returns under the Excise Tax Act (Canada), and corporation capital tax returns have been filed and are true, complete and correct, and all taxes and other government charges including all income, excise, sales, business and property taxes and other rates, charges, assessment, levies, duties, taxes, contributions, fees and licenses required to be paid have been paid, and if not required to be paid as at the date hereof, have been accrued in the Financial Statements;

      (v) adequate provision has been made for taxes payable by the Company for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by or payment of any tax, governmental charge or deficiency by the Company, and to the knowledge of the Vendors, the Company and its officers, directors or employees, there are no contingent tax liabilities or any grounds which would prompt a re-assessment, including aggressive treatment of income and expenses in filing earlier tax returns;

      (w) the Company has made all elections required to be made under the Income Tax Act (Canada) or other tax legislation in connection with any distributions by the Company and all such elections were true and correct and in the prescribed forms and were made within the prescribed time periods;

      (x) the Company is a "GST registrant" for the purpose of the Excise Tax Act (Canada), and its GST registration No. is 887977064RT;

      (y)   the Company's income tax registration No. is 887977064;

      (z)   the Company has not prior to the date hereof:

            (i) made any election under Section 85 of the Income Tax Act (Canada) with respect to the acquisition or disposition of any property;

            (ii) made any election under Section 83 or 196 of the Income Tax Act (Canada) with respect to payment out of the capital dividend accounts or life insurance capital dividend accounts of the Company;

            (iii) acquired or had the use of any property from a Party with whom the Company was not dealing at arm's length;

            (iv) disposed of anything to a Party with whom the Company was not dealing at arm's length for proceeds less than or greater than the fair market value thereof; or

            (v) discontinued carrying on any business in respect of which non-capital losses were incurred;

      (aa) the corporate records and minute books of the Company contain complete and accurate minutes of all meetings of the directors and shareholders of the Company held since its date of incorporation, and original signed copies of all resolutions and by-laws duly passed or confirmed by the directors or shareholders of the Company other than at a meeting. All such meetings were duly called and held. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of the Company are complete and accurate;

      (bb) all material financial transactions of the Company have been recorded in the financial books and records of the Company in accordance with good business practice, and such financial books and records:

      (cc) no information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent upon any other person;

      (dd) the Company has not experienced nor, to the knowledge of the Vendors, has there been any occurrence or event which has had, or might reasonably be expected to have, a Material Adverse Effect;

      (ee) as of the Closing Date, the Company will not be a party to any written or oral employment, service or consulting agreement relating to any one or more Parties;

      (ff) the Company is not subject to any collective or other agreement with any labour union or employee association and has not made any commitment to or conducted negotiations with any labour union or employee association with respect to any future agreement and, to the best of the knowledge of the Vendors, during the period of five years preceding the date of this Agreement there has been no attempt to organize, certify or establish any labour union or employee association in relation to any of the employees of the Company;

      (gg) the Company as at the Closing Date will not have any employees and on the Closing Date the full amounts of salaries, bonuses, commissions and other remuneration of any nature, including accrued vacation pay, severance pay and unpaid earned wages of the former officers, directors, employees, salesmen, consultants and agents of the Company, will have been paid;

      (hh) there are no existing or, to the best of the knowledge of the Vendors, threatened, labour disputes, grievances, controversies or other labour troubles affecting the Company or the Business;

      (ii) the Company has complied with all laws, rules, regulations and orders applicable to them relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation. There are no outstanding charges or complaints against the Company relating to unfair labour practices, harassment or discrimination or under any legislation relating to employees. The Company has paid in full all amounts owing under the Workers' Compensation Act (B.C.) or comparable provincial legislation, and the workers' compensation claims experience of the Company would not permit a penalty reassessment under such legislation;

      (jj) there are no pension, profit sharing, incentive, bonus, group insurance or similar plans or other compensation plans affecting the Company and the Company has no unfunded or unpaid liability in respect of any such plan;

      (kk) the Company has no material contract, agreement, undertaking or arrangement, whether oral, written or implied, other than the Material Contracts;

      (ll) Schedule "L" attached hereto contains a true and complete list of all insurance policies maintained by the Company or under which the Company is covered in respect of its properties, assets, business or personnel as of the date hereof. Complete and correct copies of all such insurance policies have been provided to the Purchaser. Such insurance policies are in full force and effect and the Company is not in default with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy. There are no circumstances under which the Company would be required to, or in order to maintain their coverage should, give any notice to its insurers under any such insurance policies which has not been given. The Company has not received notice from any of its insurers regarding cancellation of such insurance policies. The Company has not failed to present any claim under any such insurance policy in due and timely fashion. The Company has not received notice from any of the insurers denying any claims;

      (mm) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of the Vendors threatened against or affecting the Company at law or in equity or before or by any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency and the Company is not a party to or threatened with any litigation;

      (nn) neither the Company nor the Vendors have any knowledge of any misleading or similar names to the Company's name in use in any area where the Business has been conducted, or of any infringement by the Company of any patent, trademark, trade or brand name or copyright, whether registered or unregistered;

      (oo)  the Company:

            (i) is not in breach of any of the terms, covenants, conditions, or provisions of, are not in default under, and has not done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or a default under any Material Contract or Licence;

            (ii) is not in violation of nor is any present use by the Company of any Assets in violation of or contravention of any applicable law, statute, order, rule or regulation of Canada or any Province of Canada or any regional district, district or municipality or any subdivision thereof; or

            (iii) is not in breach or default under any judgment, injunction or other order or aware of any judicial, administration, governmental, or other authority or arbitrator by which the Company is bound or to which the Company or any Asset are subject,

            and the Company has not received notice that any default, breach, or violation is being alleged;

      (pp) the Company has not guaranteed, or agreed to guarantee, any Indebtedness or other obligation of any Party;

      (qq) reasonable wear and tear excepted, the Assets are in reasonable working order and in a functional state of repair and to the knowledge of the Vendors, there are no latent defects;

      (rr)  since the Statement Date in the case of the Company:

            (i) no dividends of any kind or other distribution on any shares of the Company has been declared or paid by the Company;

            (ii) no capital expenditure or commitment therefor has been made by the Company in the aggregate in excess of $2,000.00;

            (iii) there has been no material adverse change in the financial condition or position of the Company and there has been no damage, loss or destruction materially affecting the Assets;

      (ss) all right, title and interest in and to the Intellectual Property is vested in the Company free and clear of all Liens;

      (tt) the Company does not infringe upon any other Party's right relating to, or unlawfully or wrongfully use, nor has the Company received any notice of any claim of infringement or any other claim or proceeding relating to, any of the Intellectual Property;

      (uu) no person has infringed or breached or is infringing or breaching any rights of the Company to the Intellectual Property. Except as disclosed elsewhere in this Agreement, the Company is not party to any confidentiality or non-disclosure agreements relating to the Intellectual Property. The Company has taken all reasonable steps (including, where appropriate, entering into confidentiality, non-disclosure and non-competition agreements, copies of which have been delivered to the Purchaser's solicitors, with all third parties, including licensees, subcontractors and other entities, who have knowledge of the products and services of the Company or who transact business with the Company) to safeguard and maintain the secrecy and confidentiality of and the proprietary rights of the Company in all of the Intellectual Property;

      (vv) the information technology (including computer software) owned by the Company included in the Intellectual Property (the "Owned Technology") substantially performs in accordance with the documentation or other written material delivered to customers in connection with the Owned Technology;

      (ww) the Owned Technology and any client enhancements which comprise the software programs which are licensed to customers of the Company meet the specifications of any such clients as contained or referred to in the software licence or other agreement between the Company and such clients. With regard to each licence made to a customer of the Company of the Owned Technology, no representation, warranty or condition, written or oral, has been made by the Company as to its quality or fitness for any particular purpose or the accuracy thereof.

      (xx) no employee of the Company is in default under any term of any employment contract or non- competition arrangement with the Company, or any other contract or any restrictive covenant of a similar nature between the Company and the employees relating in any way to the Owned Technology. The Owned Technology was developed by either independent contractors hired by the Company or by employees of the Company during the time they were employees of the Company and all such independent contracts and employees have waived their respective "moral rights" of authors as that term is commonly understood, to the full extent permitted by applicable law. Owned Technology developed by the Company's employees does not include any inventions of the employees made prior to the time such employees became employees of the Company nor any intellectual property of any previous employer of such employee and the Company is and always has been considered for all purposes the owner of all rights in the Owned Technology, including copyright.

      (yy) the Company does not have any obligation to compensate any Party for the development, use, sale or exploitation of the Owned Technology nor has the Company granted any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Owned Technology, whether requiring the payment of royalties or not;

      (zz) the Company maintains the security of the source codes for, and other information about, the Owned Technology in such a manner as to protect the Company's proprietary trade secret rights. The source codes for the Owned Technology is afforded limited access by authorized personnel only. In addition, a copy of each source code is kept off-site for security. No customer has possession of, access to, or the right to use the source codes for any of the Owned Technology;

      (aaa) there have been no patents applied for and no copyright registrations made by the Company for any of the Owned Technology. None of the Owned Technology has been included in a published patent specification, or has, to the best of the knowledge of the Vendors, fallen into the public domain, or been published by the Company.

      (bbb) the Owned Technology and the Licensed Technology, is Millennium Compliant. In this Subsection "Millennium Compliant" is the quality of a system to provide all of the following functions:

            (a) handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates;

            (b) function accurately and without interruption before, during, and after January 1, 2000, without any change in operations or degradation associated with the advent of the new century, provided that:

                  (i) all information imported from other data sources includes complete dates only;

                  (ii) linked tables and other shared data sources include complete dates only;

                  (iii) hardware that fails to correctly switch or change dates is not used; and

                  (iv) no other source of date inconsistency is entered in the Owned Technology or the Licensed Technology;

            (c) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and

            (d) store and provide output of date information in ways that are unambiguous as to century; and

            the Owned Technology does not contain any wilfully introduced undisclosed features or programming devices (e.g., viruses, key locks, drop-dead devices, etc.) which would disrupt the use of the Owned Technology, or modify, delete, destroy or damage data or make data inaccessible;

      (ccc) Schedule "M" sets forth a complete description of intellectual property which is licensed by the Company from third Parties for use by the Company and used in whole or in part in or required for the proper carrying on of the Business (the "Licensed Technology"). The Licensed Technology is in machine-readable form, contains current revisions of such technology as delivered to the Company by the licensor thereof and includes all object codes, computer programs, magnetic media and documentation related to such technology which is used or required by the Company for use in its business. Copies of the source codes to the Licensed Software are in escrow for the benefit of the Company in the event of the occurrence of certain triggering events. None of the licensing agreements described in Schedule "M" will be adversely affected by a change of ownership of shares in the capital of the Company or requires prior approval of any transfer or assignment to remain in force or effect;

      (ddd) the Company's development, use, sale or exploitation of the Licensed Technology complies in all material respects with the licensing agreements by which the Company is afforded use of the Licensed Technology;

      (eee) the Intellectual Property together with the Licensed Technology constitutes all of the intellectual property which is used or proposed to be used in the Business;

      (fff) the Company is not the lessee under any lease of any personal property;

      (ggg) the Company is leasing its office premise located at 120-890 West Pender Street, Vancouver, B.C. (the "Premises") under a written lease dated April 12, 1999 for a term of one (1) year ending on January 31, 2000 which is in good standing in every respect; the transfer of the Vendors' Shares to the Purchaser will not cause any default thereunder or otherwise entitle the landlord thereunder to terminate or cancel such lease; a copy of such lease has been delivered to the Purchaser; and the Premises and the use and occupation thereof by the Company are not in violation of and have not been in violation of any applicable laws, regulations or orders of any governmental authority relating to environmental matters;

      (hhh) the Company does not have any subsidiaries or own any securities issued by, or any equity or ownership interest in, any other Party. The Company is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any Party;

      (iii) the Company is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which the Company agrees to carry on any part of the Business or any other activity in such manner or by which the Company agrees to share any revenue or profit with any other Party; and

      (jjj) the retained earnings of the Company set forth in the June 30 Statements shall not be less than $110,000.00 (after all applicable tax provisions).

5.0 COVENANTS

5.1 During the Interim Period, the Vendors will provide and will cause the Company to provide access to, and will permit the Purchaser, through its representatives, to make such investigation of the operations, properties, assets and records of the Company and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such operations, properties, assets, records and other matters. Without limiting the generality of the foregoing, during the Interim Period the Vendors will sign such consents as may be requested by the Purchaser in order for the Purchaser to conduct due diligence searches at the relevant regulatory or statutory offices and will permit the Purchaser and its representatives to have access to the premises leased by the Company and to the Assets and will produce for inspection and provide copies to the Purchaser of:

      (a) all agreements and other documents referred to in Article 4.0 hereof or in any of the schedules attached hereto and all other contracts, leases, licenses, title documents, title opinions, insurance policies, pension plans, information relating to employees of the Company, customer lists, information relating to customers and suppliers of the Company, documents relating to all indebtedness and credit facilities of the Company, documents relating to legal or administrative proceedings and all other documents of or in the possession of the Company or relating to the Business;

      (b) all minute books, share certificate books, registers of security holders, registers of transfers of securities, registers of directors and other corporate documents of the Company;

      (c) all books, journals records, accounts, tax returns and financial statements of the Company; and

      (d) all other information which, in the reasonable opinion of the Purchaser's representatives, is required in order to make an examination of the Company and the Business.

Such investigations and inspections shall not mitigate or affect the representations and warranties of the Vendors hereunder, which shall continue in full force and effect.

5.2 Each of the Vendors will:

      (a) do all reasonable acts and things to assist the Purchaser and the officers and directors of the Company in continuing and furthering the business and goodwill of the Company;

      (b) both before and after the Closing Date, use all commercially reasonable efforts to assist the Purchaser in obtaining the Consents;

      (c) from the date of this Agreement to the Closing Date, cause the Company to:

            (i) carry on its business in the ordinary and normal course in a prudent, businesslike, and efficient manner and substantially in accordance with the procedures and practices in effect on the Statement Date;

            (ii) maintain insurance on its assets as they are insured on the date hereof;

            (iii) use its best efforts to preserve and maintain the goodwill of its business;

            (iv) do all necessary repairs and maintenance to its assets and take reasonable care to protect and safeguard those assets; and

      (d) pay all wages and salaries and all amounts due in lieu of holiday pay to and including the Closing Date to all of the employees of the Company and shall terminate the employment of all the employees of the Company as of the day before the Closing Date and shall satisfy all severance, vacation, benefits and other obligations, statutory and under the common law relating to such employees as a result of such termination of employment.

5.3 From the date of this Agreement to the Closing Date, the Vendors will not, and will not permit the Company to, without the prior consent in writing of the
Purchaser:

      (a) purchase or sell, consume or otherwise dispose of any of its assets in connection with its business except in the ordinary course of its business;

      (b) enter into any contract or assume or incur any liability except in the ordinary course of its business;

      (c)   make any capital expenditures or commitment therefor;

      (d) settle any accounts receivable of a material nature at less than face value net of the reserve for that account;

      (e)   waive or surrender any material right;

      (f) discharge, satisfy or pay any Lien, obligation or liability other than current liabilities in the ordinary course of business;

      (g)   issue any shares in its capital;

      (h) as for the Vendors, they will not lend any more money or extend credit to the Company;

      (i)   pay or declare any dividends or make any distributions; or

      (j)   alter the Memorandum or Articles of the Company.

5.4 On the Closing Date, the Vendors shall deliver to the Purchaser each of the documents required to be delivered pursuant to Article 10.

5.5 The Vendors and the Purchaser shall co-operate to prepare a final tax return for the Company forthwith after the Closing Date for the period ending on the day before the Closing Date and the Vendors shall be responsible for all tax assessments or reassessments in connection therewith.

6.0 SALE AND LEASEBACK OF COMPUTER HARDWARE

6.1 The Purchaser shall have the option to conduct a valuation of the Computer Hardware (the "Purchaser's Valuation") and to notify the Vendors within 3 weeks of the Closing Date should the Purchaser's Valuation indicate that the fair market value of the Computer Hardware is less than $75,000.00. In the event the Purchaser has notified the Vendors that the fair market value of the Computer Hardware is less than $75,000.00, the Vendors shall have the option to either:

      (a) conduct their own independent valuation of the Computer Hardware (the "Vendors' Valuation"), and the Purchaser shall provide the Vendors or their agents with access to the Computer Hardware to facilitate the preparation of such valuation; or

      (b) purchase the Computer Hardware from the Purchaser for and in consideration of $75,000.00.

If the Vendors and the Purchaser cannot agree upon the valuation of the Computer Hardware, the Vendors and the Purchaser shall negotiate in good faith to settle the issue and failing resolution by such good faith efforts, it shall be settled by a single arbitrator pursuant to the Commercial Arbitration Act of British Columbia.

7.0 NON-MERGER

7.1 The representations, warranties, covenants and agreements of the Vendors contained herein and those contained in the documents and instruments delivered pursuant hereto will be true at and as of the Closing Date as though made on the Closing Date and will survive the Closing, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Vendors from such representation, warranty, covenant or agreement), or any investigation by the Purchaser, the same will remain in full force and effect.

8.0 CONDITIONS PRECEDENT OF THE PURCHASER REGARDING CLOSING

8.1 The obligations of the Purchaser to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

      (a) the representations and warranties of the Vendors contained herein shall be true and correct in all respects at and as of the Closing Date except as may be in writing disclosed to and approved by the Purchaser in writing;

      (b) all covenants, agreements and obligations hereunder on the part of the Vendors to be performed or complied with at or prior to the Closing, including the Vendors' obligation to deliver the documents and instruments herein provided for in this Agreement and in particular, but without limitation, under Article 10, shall have been performed and complied with at and as of the Closing Date;

      (c) between the date hereof and the Closing Date, the Company will not have experienced any event, circumstance or condition or have taken any action or become subject to any action of any character adversely affecting the Company or the Business or as would materially reduce the value of the Company, the Business or the Vendors' Shares to the Purchaser;

      (d) no uninsured damage by fire, negligence or otherwise to the Assets will have occurred since the date hereof and prior to the Closing Date which, in the reasonable opinion of the Purchaser, will have a Material Adverse Affect on the Assets or the Business;

      (e) that the Purchaser shall have conducted its due diligence review of the Company and shall be satisfied, in its sole discretion, with respect thereto with the results thereof;

      (f) on or before the Closing Date the Purchaser will have entered into the Employment Agreements with each of the Vendors on terms and conditions satisfactory to the Purchaser substantially in the form attached hereto as Schedule "D";

      (g) on or before the Closing Date no federal, provincial, regional or municipal government or any agency thereof will have enacted any statute or regulation, announced any policy or taken any action that will have a Material Adverse Affect on the Assets or the right of the Purchaser to the full enjoyment thereof.

8.2 The conditions set forth in Section 8.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing in whole or in part at any time.

9.0 CONDITIONS PRECEDENT OF THE VENDORS REGARDING CLOSING

9.1 The obligations of the Vendors to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

      (a) all covenants, agreements and obligations hereunder on the part of the Purchaser to be performed or complied with at or prior to the Closing Date, including in particular the Purchaser's obligations to deliver the documents and instruments herein provided for, have been performed and complied with as at the Closing Date.

9.2 The conditions set forth in Section 9.1 are for the exclusive benefit of the Vendors and may be waived by the Vendors in writing in whole or in part at any time.

10.0 TRANSACTIONS OF THE VENDORS AT THE CLOSING

10.1 At the Closing, each individual Vendor will execute and deliver or cause to be executed and delivered all documents, instruments, resolutions and share certificates as are necessary to effectively transfer and assign the Vendors' Shares to the Purchaser, free and clear of all Liens, including:

      (a) certified copies of resolutions of the directors of the Company authorizing the transfer of the Vendors' Shares and the registration of the Vendors' Shares in the name of the Purchaser and authorizing the issuance of new share certificates representing the Vendors' Shares in the name of the Purchaser;

      (b) waivers in writing in a form satisfactory to the Purchaser's Counsel signed by all the shareholders of the Company of any rights they may have, whether pursuant to the provisions of the Articles of the Company or otherwise, in respect of the transfer to the Purchaser of the Vendors' Shares;

      (c) share certificates representing the Vendors' Shares in the name of the Vendors, duly endorsed for transfer to the Purchaser;

      (d) duly issued share certificates in the name of the Purchaser representing the Vendors' Shares;

      (e) resignations in writing of all of the directors, officers and/or signing officers of the Company;

      (f) confirmation in writing of the termination of the employment of all of the employees of the Company;

      (g) all corporate records and books of account of the Company including, without limiting the generality of the foregoing, minute books, share register books, share certificate books, banking records and annual reports;

      (h)   every common seal of the Company;

      (i)   the Consents;

      (j) a closing warranty and certificate confirming that all representations and warranties of the Vendors contained in this Agreement are true at and as of the Closing;

      (k) a statutory declaration or affidavit in a form satisfactory to the Purchaser's Counsel, confirming that the respective Vendors are not non-residents of Canada for purposes of the Income Tax Act (Canada);

      (l) a release of all claims in favour of the Company in form satisfactory to the Purchaser, duly executed by each respective Vendor;

      (m) a Non-Competition Agreement signed by each of the Vendors separately;

      (n)   the Employment Agreements; and

      (o) such other documents and instruments as the Purchaser's Counsel may reasonably require.

11.0 TRANSACTIONS OF THE PURCHASER AT THE CLOSING

11.1 At the Closing, the Purchaser will execute and deliver or cause to be executed and delivered the following:

      (a) certified copies of resolutions of the Directors of the Purchaser authorizing the purchase of the Vendor's Shares and the execution and delivery of this Agreement and all related documents;

      (b)   the Non-Competition Agreements;

      (c)   the Employment Agreements;

      (d) a certified cheque, bank draft or solicitor's trust cheque payable to the Vendor's Solicitors (in trust) in the amount of $640,000.

12.0 INDEMNITY BY VENDORS

12.1 The Vendors shall indemnify and save the Purchaser and the Company harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense (collectively "Claims") which may be made or brought against the Purchaser or the Company or which the Purchaser or the Company may suffer or incur as a result of, in respect of or arising out of:

      (a) any non-performance or non-fulfilment of any covenant or agreement on the part of that Vendor contained in this Agreement or in any document given to the Purchaser in order to carry out the transactions contemplated hereby;

      (b) any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Vendors contained in this Agreement or contained in any document or certificate given to the Purchaser in order to carry out the transactions contemplated hereby;

      (c) any assessment or reassessment of any tax return of the Company relating to any period ending prior to but not on the Closing Date to the extent that such assessment or reassessment increases the tax payable for that particular period over the amount thereof either paid or recorded on the books of the Company as payable for that period prior to the Closing Date;

      (d) any Indebtedness of the Company assumed, created, incurred, made or otherwise arising prior to completion of the Closing including without limitation all Indebtedness of the Company set forth in the June 30 Statements; and

      (e) all costs and expenses including, without limitation, legal fees on a solicitor-and-client basis, incidental to or in respect of the foregoing.

12.2 Notwithstanding the provisions of Section 12.1:

      (a) no Claims as set out in subsections 12.1(a), (b) or (d) (the "General Claims") shall be made or brought against the vendors after the second anniversary of the Closing Date and any General Clams made or brought after such date shall be barred and the Vendors shall have no liability to the Purchaser in respect thereof; and

      (b) no Claims as set out in subsection 12.1(c) (the "Tax Claims") shall be made or brought by the Purchaser except within the period commencing on the Closing Date and ending 60 days after the date on which the last applicable limitation period under the applicable income tax or other tax legislation with respect to such tax matters expires with respect to any fiscal year which is relevant in determining any tax liability under this Agreement, and any claim not made within such time will thereafter be barred. The Purchaser shall, and shall procure that the Company shall, not take any step or proceeding to waive or extend any applicable limitation period.

13.0 ANNOUNCEMENTS

13.1 No announcement with respect to this Agreement or the transactions described herein will be made by any party hereto without the prior approval of the other party. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure.

14.0 CONFIDENTIALITY

14.1 The Purchaser agrees that all information provided to it pursuant to this Agreement, including the existence of this Agreement (collectively "Confidential Information") shall be held in complete confidence by the Purchaser and by its advisors and representatives and shall not, without the prior written consent of the Company, be disclosed to any other person, nor used for any other purpose, other than in connection with the evaluation and negotiation of the proposed transactions. However, the Purchaser's obligation does not apply to Confidential
Information:

      (a) which is generally available to third parties (unless available as a result of a breach of this undertaking);

      (b) which is lawfully in the possession of the Purchaser and which was not acquired directly or indirectly from the Company or the Vendors;

      (c) which relates to the Company and has become the Purchaser's property following completion of the transactions contemplated herein on the Closing Date;

      (d) the disclosure of which is required by any applicable law or by any supervisory or regulatory body to whose rules the Purchaser is subject or with whose rules it is necessary for the Purchaser to comply, and the Vendors acknowledge that the Purchaser may issue a press release disclosing the existence of this Agreement.

15.0 EXCLUSIVITY

15.1 The Vendors will not, and will not authorize or permit any of the Company's directors, employees or agents to initiate contact with, solicit or enter into negotiations with any other party regarding the sale of the Business or any of the Assets unless this Agreement is terminated.

16.0 ASSIGNMENT

16.1 This Agreement shall not be assigned by the Vendors without the prior written consent of the Purchaser, which consent may be arbitrarily withheld.

17.0 TIME OF THE ESSENCE

17.1 Time is of the essence of this Agreement.

18.0 FURTHER ASSURANCES

18.1 The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

19.0 ENUREMENT

19.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The Vendors shall be jointly and severally liable in respect of each and every representation, warranty, covenant and agreement of the Vendors set forth in this Agreement.

20.0 COUNTERPARTS AND FACSIMILE

20.1 This Agreement may be executed in several counterparts or by facsimile, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

21.0 NOTICES

21.1 All notices, requests, demands, directions, and other communications provided for hereunder shall be deemed to have been given, delivered or made if they are in writing (including telex, telefax or telegraphic communication) and either mailed by certified mail, return receipt requested (postage prepaid), telegraphed, telexed (with answerback confirmation), telefaxed (with answerback confirmation), or actually delivered to the applicable party at the following address:

      (a)   If to the Vendors:

            (i)   Stephen Choi
                  7520 First Street
                  Burnaby, B.C.  V3N 3T2

            (ii)  Eve Long
                  209 - 1450 Pennyfarthing Drive
                  Vancouver, B.C. V6J 4X8

            (iii) Jason Xu
                  209 - 1450 Pennyfarthing Drive
                  Vancouver, B.C. V6J 4X8

            with a copy to the Vendors' Solicitors as follows:

            Gowling, Strathy & Henderson
            Barristers and Solicitors
            2300 - 1055 Dunsmuir Street
            Box 49122
            Vancouver, B.C.   V7X 1J1

            Attention: Brett Kagetsu
            Fax No. (604) 683-3558

      (b)   If to the Purchaser:

            CyPost Corporation
            Suite #101, 260 West Esplanade
            North Vancouver, B.C.  V7M 3G7

            Fax No. (604) 904-4433

            with a copy to the Purchaser's Solicitors as follows:

            Alexander, Holburn, Beaudin & Lang
            Barristers and Solicitors
            2700 - 700 West Georgia Street
            Vancouver, B.C., V7Y 1B8

            Attention:  Michael V. Roche
            Fax No. (604) 669-7642

or to such other address as any Party may specify by notice in writing to the other.

21.2 All notices, requests, demands, directions and other communications shall be deemed to have been received: when telexed or telefaxed, on transmission; when mailed, on the twelfth (12) calendar day after being deposited in the mails, addressed as described above; and when telegraphed or delivered, when actually received.

22.0 AGENTS

22.1 The Vendors warrant to the Purchaser that no agent or other intermediary has been engaged by the Vendors in connection with the purchase and sale herein contemplated.

23.0 TENDER

23.1 Tender may be made upon the Vendors or Purchaser or upon the Vendors' Solicitor or Purchaser's Solicitor and money may be tendered by solicitor's trust cheque or by negotiable cheque certified by a chartered bank or trust company.

24.0 PROPER LAW

24.1 This Agreement will be governed by and construed in accordance with the laws of British Columbia and the parties will attorn to the Courts thereof.

25.0 ENTIRE AGREEMENT

25.1 This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, express or implied, statutory or otherwise between the parties hereto including the Letter of Intent dated May 14, 1999 between the parties, and there are no warranties or representations, expressed or implied, statutory or otherwise, and no agreement collected hereto other than expressly set forth or referred to herein.

            IN WITNESS WHEREOF the parties have caused this Agreement to be executed effective the 30th day of June, 1999.

SIGNED, SEALED AND DELIVERED        )
by STEPHEN CHOI                     )
in the presence of:                 )
                                    )
                                    )
----------------------------        )     --------------------------------------
Witness                             )     STEPHEN CHOI
                                    )
----------------------------        )
Address                             )
                                    )
----------------------------        )
Occupation                          )


SIGNED, SEALED AND DELIVERED        )
by EVE LONG                         )
in the presence of:                 )
                                    )
                                    )
----------------------------        )     --------------------------------------
Witness                             )     EVE LONG
                                    )
----------------------------        )
Address                             )
                                    )
----------------------------        )
Occupation                          )


SIGNED, SEALED AND DELIVERED        )
by JASON XU                         )
in the presence of:                 )
                                    )
                                    )
----------------------------        )     --------------------------------------
Witness                             )     JASON XU
                                    )
----------------------------        )
Address                             )
                                    )
----------------------------        )
Occupation                          )

CYPOST CORPORATION


Per:
     -------------------------
     Authorized Signatory

                                  SCHEDULE "A"

                                     ASSETS

                                  SCHEDULE "B"

                                COMPUTER HARDWARE

                                  SCHEDULE "C"

                                    CONSENTS

          (Re transfer of Equipment Leases, permits, etc., if required)

                                  SCHEDULE "D"

                              EMPLOYMENT AGREEMENTS

                                  SCHEDULE "E"

                              FINANCIAL STATEMENTS

                                   (attached)

                                  SCHEDULE "F"

                              INTELLECTUAL PROPERTY

1.    Domain name: ihermes.com

2.    InControl Intranet system: custom designed program for account management

3.    Various CGI programs to assist webhosting clients

                                  SCHEDULE "G"

                                    LICENCES

                                      None

                                  SCHEDULE "H"

                               MATERIAL CONTRACTS

                                  SCHEDULE "I"

                            NON-COMPETITION AGREEMENT

                                   (Attached)

                                  SCHEDULE "J"

                  AUTHORIZED AND ISSUED CAPITAL OF THE COMPANY

1. The authorized capital of the Company consists of 20,000,000 Common shares without par value of which 2,000,000 shares are issued and outstanding as follows:

               ===================================================
                      HOLDER           NUMBER OF       CERTIFICATE
                                        COMMON           NUMBER
                                        SHARES
               ---------------------------------------------------
               Stephen Choi             800,000             2
               ---------------------------------------------------
               Eve Long                 200,000             3
               ---------------------------------------------------
               Jason Xu                1,000,000            1
               ---------------------------------------------------
               TOTAL                   2,000,000
               ===================================================

                                  SCHEDULE "K"

                             DIRECTORS AND OFFICERS

1.    The directors and officers of the Company are as follows:

      (a)   Directors:  Jason Xu
                        Stephen S.W. Choi
                        Eve Long

      (b)   Officers:   Jason Xu - President
                        Stephen S.W. Choi - Secretary

                                  SCHEDULE "L"

                                    INSURANCE

                                      None

                                  SCHEDULE "M"

                               LICENSED TECHNOLOGY